SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report Under Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 21, 2000

                         Commission File Number: 0-25386


                                 FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                 87-0504461
     ----------------------------------              ------------------
      (State or other jurisdiction of                   (IRS Employer
      incorporation or organization)                 Identification No.)


             3006 Highland Drive
                  Suite 206
            Salt Lake City, Utah                              84106
--------------------------------------------               ----------
  (Address of Principal Executive Offices)                 (Zip Code)


               Registrant's Telephone Number, including Area Code:
                                 (801) 486-5555

                                       N/A
              (Former name, former address, and formal fiscal year,
                          if changed since last report)

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                              ITEM 5. OTHER EVENTS
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Commencement of Wilga 4 and Kleka 11 Well Update

On June 21, 2000, FX Energy, Inc. announced that the Kleka 11 well in western Poland tested gas from a Rotliegendes target reservoir. The Kleka 11 is on a different structure from the nearby Kleka field that was previously discovered by the Polish Oil and Gas Company (POGC). A seven-meter core was cut into the top of the reservoir and gas was flared and tested through a small choke. The quality of the gas and the preliminary test data for the well appear to compare favorably to tests of similar wells drilled in the Kleka field. FX Energy owns a 49% interest in the well.

POGC is the operator of the well and will continue to drill and test the Kleka 11 to establish initial flow rates within the next few days. Pressure testing to establish reserves will continue for several weeks.

FX Energy and its partners are exploring and evaluating approximately 16.1 million acres in Poland. Its shares are traded on Nasdaq National Market.

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This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 22, 2000                        FX ENERGY, INC.



                                             By  /s/ Scott J. Duncan
                                                 ---------------------
                                                 Scott J. Duncan, Vice-President

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